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                                                                     EXHIBIT 1.1

                           LONG BEACH SECURITIES CORP.

                          $____________ (Approximately)
             [__] Mortgage Pass-Through Certificates, Series ____-_

                          Class A $____________  _____%

                          Class R $____________  _____%

                             UNDERWRITING AGREEMENT

                                                         ______________, ______

[Name of Underwriter]

______________________

______________________

______________________

Ladies and Gentlemen:

          Long Beach Securities Corp., a Delaware corporation (the "Company"), proposes to sell to you (also referred to herein as the "Underwriter") [__] Mortgage Pass-Through Certificates, Series ____-__, Class A and Class R Certificates other than a de minimis portion thereof (collectively, the "Certificates"), having the aggregate principal amounts and Pass-Through Rates set forth above. The Certificates, together with the Class M and Class B Certificates of the same series, will evidence the entire beneficial interest in the Trust Fund (as defined in the Pooling and Servicing Agreement referred to below) consisting primarily of a pool (the "Pool") of conventional, fixed-rate, one- to four-family residential mortgage loans (the "Mortgage Loans") as described in the Prospectus Supplement (as hereinafter defined) to be sold by the Company. A de minimis portion of the Class R Certificates will not be sold hereunder and will be held by the Trustee.


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

          The Certificates will be issued pursuant to a pooling and servicing agreement (the "Pooling and Servicing Agreement") to be dated as of __________________, ____ (the "Cut-off Date") among the Company, as seller, [Name of Master Servicer], as master servicer (the "Master Servicer"), and [Name of Trustee], as trustee (the "Trustee"). The Certificates are described more fully in the Basic Prospectus and the Prospectus Supplement (each as hereinafter defined) which the Company has furnished to you.

     1. REPRESENTATIONS, WARRANTIES AND COVENANTS.

          1.1 The Company represents and warrants to, and agrees with you that:

               (a) A registration statement on Form S-3 (Reg. No. 333-_______), containing a form of prospectus and a form of prospectus supplement (together with certain exhibits), has heretofore been delivered to the Underwriter, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Act, and has been filed with and declared effective by the Commission under the Act. Such registration statement, as of its effective date, and each amendment thereto to the date of this Agreement, as of its effective date, including all exhibits thereto, is hereinafter called the "Registration Statement." The Company proposes to prepare and file with the Commission pursuant to Rule 424 under the Act ("Rule 424"), a final prospectus (the "Basic Prospectus") and a prospectus supplement (the "Prospectus Supplement") relating to the Offered Certificates. The Basic Prospectus and the Prospectus Supplement relating to the Offered Certificates in the form to be filed with the Commission pursuant to Rule 424 are hereinafter together called the "Prospectus." [Reference made herein to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of the Prospectus and any reference to any amendment or supplement to the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934 (the "Exchange Act") after the date of the Prospectus and incorporated by reference in the Prospectus; and any reference to any amendment to the Registration Statement shall be deemed to include any report filed with the Commission with respect to the Trust pursuant to Section 13(a) or Section 5(d) of the Exchange Act after the date of the Prospectus that is incorporated by reference in the Registration Statement.]

               (b) At the time the Registration Statement became effective it contained all material statements and information required to be included therein by the Act and the Rules and Regulations and conformed in all material respects to the requirements of the Act and the Rules and Regulations, and did not include any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. On the date the Prospectus is filed with the Commission, the Prospectus will conform in all material respects with the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and as of the Closing Date (as defined in Section 3 below), the


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     Registration Statement, the Prospectus and any amendment thereof or supplement thereto will contain all material statements and information required to be included therein by the Act and the Rules and Regulations and will conform in all material respects to the requirements of the Act and the Rules and Regulations, and as of the Closing Date, the Registration Statement will not include any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and neither the Prospectus nor any amendment thereof or supplement thereto will include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations, warranties and agreements shall not apply to information (including, without limitation, Computational Materials and ABS Term Sheets, if any (other than Company Provided Information, as defined below), each as defined in Section 4.2(b) below) contained in or omitted from the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by the Underwriter or any of its affiliates, or information electronically transmitted to the Company by the Underwriter or any of its affiliates, specifically for use in the preparation thereof. Notwithstanding the foregoing proviso, the representations, warranties and agreements made by the Company pursuant to this Section 1(b) shall apply to the Company Provided Information, as defined below, included in the Computational Materials or ABS Term Sheets, if any, filed by the Company with the Commission pursuant to Section 5 hereof but only in so far as such Company Provided Information included an untrue statement of a material fact or omitted to state a material fact which in turn caused a material misstatement or omission in the calculations and computations included by the Underwriters in such Computational Materials or ABS Term Sheets. "Company Provided Information" is defined as all information regarding the Mortgage Loans specifically requested by the Underwriters and provided to the Underwriter by the Company in writing or electronically in connection with the Underwriter's preparation of Computational Materials or ABS Term Sheet,[ provided that the term "Company Provided Information" shall not include any such information which was based on information received by the Company from the Underwriter or any of its affiliates which, in turn, was received by the Underwriter or any of its affiliates from the Seller, if such information was modified by the Underwriter or any of its affiliates without the express written consent of the Company and such modification resulted in a material misstatement or material omission in the Prospectus Supplement or Computational Materials or ABS Term Sheets, if any].

               (c) The performance of this Agreement and the Pooling and Servicing Agreement, and the consummation of the transactions herein and therein contemplated, will not result in a material breach or violation of any of the terms or provisions of or constitute a material default under any statute, any indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which the Company is a party or by which it is bound, the Company's Certificate of Incorporation or By-laws, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties.


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               (d) At the time of issuance and delivery of the Certificates, the
     Pooling and Servicing Agreement (in the form approved by the Underwriter) will have been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally or by general equity principles.

               (e) With respect to the Mortgage Loans, which will be sold to the Trust by the Company under the Pooling and Servicing Agreement, at the time of such assignment, the Trust will have good and marketable title to such Mortgage Loans, free and clear of all liens and encumbrances.

               (f) The direction by the Company to the Trustee to execute, issue and deliver the Certificates has been duly authorized by the Company, and, assuming the Trustee has been duly authorized to do so, when executed, issued and delivered by the Trustee in accordance with the Pooling Agreement, the Certificates will be validly issued and outstanding and will be entitled to the benefits provided by the Pooling Agreement, and immediately prior to the delivery thereof to the Underwriter, the Company will own the Certificates, and upon such transfer the Underwriter will receive good and marketable title thereto, free and clear of any lien, pledge, encumbrance or other security interest.

               (g) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, the Pooling and Servicing Agreement and the Certificates, except such as may be required under the securities or blue sky laws of any jurisdiction, and except for such as will have been obtained prior to the Closing Date.

               (h) The Certificates and the Pooling and Servicing Agreement will conform in all material respects to the descriptions thereof contained in the Prospectus.

               (i) The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware and has the corporate and legal authority to own its properties and conduct its business as described in the Prospectus.

               (j) This Agreement has been duly authorized, executed and delivered by the Company.

               (k) At the time of their issuance, the Certificates (other than the Class [___] Certificates) will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), as in effect as of the date of their issuance.

               (l) There is no action, suit or proceeding before or by any court or governmental agency or body now pending, or to the best knowledge of the Company, threatened, against the Company which separately or in the aggregate could reasonably


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     be expected to have a material adverse effect on the ability of the Company to perform its obligations hereunder, or on the validity or enforceability of this Agreement or the Certificates. [There are no contracts or documents of the Company which are required to be filed as exhibits to the Registration Statement pursuant to the Securities Act or the Rules and Regulations which have not been so filed or incorporated by reference therein on or prior to the effective date of the Registration Statement.
     The conditions for use of Form S-3, as set forth in the General
     Instructions thereto, have been satisfied.]

          1.2 The Underwriter represents and warrants to and agrees with the Company that:

               (a) No purpose of the Underwriter relating to the purchase of any of the Class R Certificates by the Underwriter is or will be to enable the Company to impede the assessment or collection of any tax.

               (b) The Underwriter has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding.

               (c) The Underwriter has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the Certificates remain outstanding.

               (d) No purpose of the Underwriter relating to any sale of any of the Class R Certificates by the Underwriter will be to enable it to impede the assessment or collection of tax. In this regard, the Underwriter hereby represents to and for the benefit of the Company that the Underwriter intends to pay taxes associated with holding the Class R Certificates, as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R Certificates (other than with respect to the portion of the Class R Certificates retained by the Company).

               (e) [The Underwriter will, in connection with any transfer it makes of any of the Class R Certificates, obtain from its transferee the affidavit required by Section [5.02(g)(i)(B)(I)] of the Pooling and Servicing Agreement, will not consummate any such transfer if it knows or believes that any representation contained in such affidavit is false and will provide the Trustee with the Certificate required by Section [5.02(g)(i)(B)(II)] of the Pooling and Servicing Agreement.]

               (f) [The Underwriter hereby certifies that (i) with respect to any classes of Certificates issued in authorized denominations or Percentage Interests of less than $______ or __%, as the case may be, the fair market value of each such Certificate sold to any person on the date of initial sale thereof by the Underwriter will not be less than $_______, and (ii) with respect to each class of Certificates to be maintained on the book-entry records of The Depository Trust Company ("DTC"), the interest in each such class of Certificates sold to any person on the date of initial sale thereof by the Underwriter will not be less than an initial Certificate Principal Balance of $______.]


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               (g) [The Underwriter will use its best reasonable efforts to cause [Trepp & Co.] to issue a commitment letter, prior to the Closing Date, to DTC stating that [Trepp & Co.] will value the DTC Registered Certificates (hereinafter defined) on an ongoing basis subsequent to the Closing Date.]

               (h) [The Underwriter will have funds available at ______________ _______________, in the Underwriter's account at such bank at the time all documents are executed and the closing of the sale of the Certificates is completed, except for the transfer of funds and the delivery of the Certificates. Such funds will be available for immediate transfer into the account of the Company maintained at such bank.]

               (i) [As of the date hereof and as of the Closing Date, the Underwriter has complied with all of its obligations hereunder including
     Section 4.2, and, with respect to all Computational Materials and ABS Term Sheets provided by the Underwriter to the Company pursuant to Section 4.2, if any, such Computational Materials and ABS Term Sheets are accurate in all material respects when read in conjunction with the Prospectus Supplement (taking into account the assumptions explicitly set forth in the Computational Materials, except to the extent of any errors therein that are caused by errors in the Pool Information). The Computational Materials and ABS Term Sheets provided by the Underwriter to the Company constitute a complete set of all Computational Materials and ABS Term Sheets that are required to be filed with the Commission.]

          1.3 The Underwriter covenants and agrees to pay directly, or reimburse the Company upon demand for (i) any and all taxes (including penalties and interest) owed or asserted to be owed by the Company as a result of a claim by the Internal Revenue Service that the transfer of any of the Class R Certificates to the Underwriter hereunder or any transfer thereof by the Underwriter may be disregarded for federal tax purposes and (ii) any and all losses, claims, damages and liabilities, including attorney's fees and expenses, arising out of any failure of the Underwriter to make payment or reimbursement in connection with any such assertion as required in (i) above. In addition, the Underwriter acknowledges that on the Closing Date immediately after the transactions described herein it will be the owner of the Class R Certificates for federal tax purposes, and the Underwriter covenants that it will not assert in any proceeding that the transfer of the Class R Certificates from the Company to the Underwriter should be disregarded for any purpose.

     2. PURCHASE AND SALE. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to you, and you agree to purchase from the Company, the Certificates (other than for a de minimis portion of the Class R Certificates, which shall be transferred by the Company to the Trustee) at a price equal to __________% of the aggregate principal balance of the Certificates as of the Closing Date. There will be added to the purchase price of the Certificates an amount equal to interest accrued thereon from the Cut-off Date to but not including the Closing Date. The purchase price for the Certificates was agreed to by the Company in reliance upon the transfer from the Company to the Underwriter of the tax liabilities associated with the ownership of the Class R Certificates.


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     3. DELIVERY AND PAYMENT. Delivery of and payment for the Certificates shall be made at the office of _______________________ at ___________________ time, on
______________, ____ or such later date as you shall designate, which date and time may be postponed by agreement between you and the Company (such date and time of delivery and payment for the Certificates being herein called the "Closing Date"). Delivery of the Certificates (except for the Class R Certificates (the "Definitive Certificates")) shall be made to you through the Depository Trust Company ("DTC") (such Certificates, the "DTC Registered Certificates"), and delivery of the Definitive Certificates shall be made in registered, certified form, in each case against payment by you of the purchase price thereof to or upon the order of the Company by wire transfer in immediately available funds. The Definitive Certificates shall be registered in such names and in such denominations as you may request not less than two business days in advance of the Closing Date. The Company agrees to have the Definitive Certificates available for inspection, checking and packaging by you in New York, New York not later than ___________ on the business day prior to the Closing Date.

     4. OFFERING BY UNDERWRITER.

          4.1 It is understood that you propose to offer the Certificates for sale to the public as set forth in the Prospectus and you agree that all such offers and sales by you shall be made in compliance with all applicable laws and regulations.

          4.2 It is understood that you may prepare and provide to prospective investors certain Computational Materials (as defined below) in connection with your offering of the Certificates, subject to the following conditions:

               (a) The Underwriter shall comply with all applicable laws and regulations in connection with the use of Computational Materials, including the No-Action Letter of May 20, 1994 issued by the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation, as made applicable to other issuers and underwriters by the Commission in response to the request of the Public Securities Association dated May 24, 1994 (collectively, the "Kidder/PSA Letter") as well as the PSA Letter referred to below. The Underwriter shall comply with all applicable laws and regulations in connection with the use of ABS Term Sheets, including the No-Action Letter of February 17, 1995 issued by the Commission to the Public Securities Association (the "PSA Letter" and, together with the Kidder/PSA Letter, the "No-Action Letters").

               (b) For purposes hereof, "Computational Materials" as used herein shall have the meaning given such term in the No-Action Letters, but shall include only those Computational Materials that have been prepared or delivered to prospective investors by or at the direction of the Underwriter. For purposes hereof, "ABS Term Sheets" and "Collateral Term Sheets" as used herein shall have the meanings given such terms in the PSA Letter but shall include only those ABS Term Sheets or Collateral Term Sheets that have been prepared or delivered to prospective investors by or at the direction of the Underwriter.


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               (c) All Computational Materials and ABS Term Sheets provided to prospective investors that are required to be filed pursuant to the No-Action Letters shall bear a legend on each page including the following statement:

          "THE INFORMATION HEREIN HAS BEEN PROVIDED SOLELY BY [Name of Underwriter]. NEITHER THE ISSUER OF THE CERTIFICATES NOR ANY OF ITS AFFILIATES MAKES ANY REPRESENTATION AS TO THE ACCURACY OR COMPLETENESS OF THE INFORMATION HEREIN. THE INFORMATION HEREIN IS PRELIMINARY, AND WILL BE SUPERSEDED BY THE APPLICABLE PROSPECTUS SUPPLEMENT AND BY ANY OTHER INFORMATION SUBSEQUENTLY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

          In the case of Collateral Term Sheets, such legend shall also include the following statement:

          "THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE MORTGAGE POOL CONTAINED IN THE PROSPECTUS SUPPLEMENT RELATING TO THE CERTIFICATES AND [Except with respect to the initial Collateral Term Sheet prepared by [Name of Underwriter]] SUPERSEDES ALL INFORMATION CONTAINED IN ANY COLLATERAL TERM SHEETS RELATING TO THE MORTGAGE POOL PREVIOUSLY PROVIDED BY [Name of Underwriter]."

The Company shall have the right to require additional specific legends or notations to appear on any Computational Materials or ABS Term Sheets, the right to require changes regarding the use of terminology and the right to determine the types of information appearing therein. Notwithstanding the foregoing, this subsection (c) will be satisfied if all such Computational Materials and ABS Term Sheets bear a legend in the form set forth in Exhibit G hereto.

               (d) The Underwriter shall provide the Company with representative forms of all Computational Materials and ABS Term Sheets prior to their first use, to the extent such forms have not previously been approved by the Company for use by the Underwriter. The Underwriter shall provide to the Company, for filing on Form 8-K as provided in Section 5.9, copies (in such format as required by the Company) of all Computational Materials that are required to be filed with the Commission pursuant to the No-Action Letters. The Underwriter may provide copies of the foregoing in a consolidated or aggregated form including all information required to be filed. All Computational Materials and ABS Term Sheets described in this subsection (d) must be provided to the Company not later than 10:00 a.m. New York time one business day before filing thereof is required pursuant to the terms of this Agreement. The Underwriter agrees that it will not provide to any investor or prospective investor in the Certificates any Computational Materials or ABS Term Sheets on or after the day on which Computational Materials and ABS Term Sheets are required to be provided to the Company pursuant to this Section 4.2(d) (other than copies of Computational Materials or ABS Term Sheets previously submitted to the Company in accordance with this Section 4.2(d) for filing pursuant to
     Section 5.9), unless such Computational Materials or


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     ABS Term Sheets are preceded or accompanied by the delivery of a Prospectus to such investor or prospective investor.

               (e) All information included in the Computational Materials shall be generated based on substantially the same methodology and assumptions that are used to generate the information in the Prospectus Supplement as set forth therein; provided that the Computational Materials and ABS Term Sheets or ABS Term Sheets, as the case may be, may include information based on alternative assumptions if specified therein. If any Computational Materials or ABS Term Sheets that are required to be filed were based on assumptions with respect to the Pool that differ from the final Pool Information in any material respect or on Certificate structuring terms that were revised prior to the printing of the Prospectus, the Underwriter shall prepare revised Computational Materials or ABS Term Sheets, as the case may be, based on the final Pool Information and structuring assumptions, circulate such revised Computational Materials and ABS Term Sheets to all recipients of the preliminary versions thereof that indicated orally to the Underwriter they would purchase all or any portion of the Certificates and include such revised Computational Materials and ABS Term Sheets (marked, "as revised") in the materials delivered to the Company pursuant to subsection (d) above.

               (f) The Company shall not be obligated to file any Computational Materials that have been determined to contain any material error or omission. In the event that any Computational Materials or ABS Terms Sheets are determined, within the period which the Prospectus relating to the Certificates is required to be delivered under the Act, to contain a material error or omission, the Underwriter shall prepare a corrected version of such Computational Materials or ABS Term Sheets, shall circulate such corrected Computational Materials to all recipients of the prior versions thereof that indicated orally to the Underwriter they would purchase all or any portion of the Certificates and shall deliver copies of such corrected Computational Materials and ABS Term Sheets (marked, "as corrected") to the Company for filing with the Commission in a subsequent Form 8-K submission (subject to the Company's obtaining an accountant's comfort letter in respect of such corrected Computational Materials, which shall be at the expense of the Underwriter), provided that if any such letter is required to be revised solely because of a change in the Pool Information, fifty percent of any additional expenses for such letter resulting from the change in Pool Information shall be paid by each of the Underwriter and the Company.

               (g) If the Underwriter does not provide any Computational Materials or ABS Term Sheets to the Company pursuant to subsection (d) above, the Underwriter shall be deemed to have represented, as of the Closing Date, that it did not provide any prospective investors with any information in written or electronic form in connection with the offering of the Certificates that is required to be filed with the Commission in accordance with the No-Action Letters, and the Underwriter shall provide the Company with a certification to that effect on the Closing Date.

               (h) In the event of any delay in the delivery by the Underwriter to the Company of all Computational Materials and ABS Term Sheets required to be delivered in accordance with subsection (d) above, or in the delivery of the accountant's comfort


                                        9




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     letter in respect thereof pursuant to Section 5.9, the Company shall have the right to delay the release of the Prospectus to investors or to the Underwriter, to delay the Closing Date and to take other appropriate actions in each case as necessary in order to allow the Company to comply with its agreement set forth in Section 5.9 to file the Computational Materials and ABS Term Sheets by the time specified therein.

               (i) The Underwriter represents that it has in place, and covenants that it shall maintain internal controls and procedures which it reasonably believes to be sufficient to ensure full compliance with all applicable legal requirements of the No-Action Letters with respect to the generation and use of Computational Materials and ABS Term Sheets in connection with the offering of the Certificates.

          4.3 You further agree that on or prior to the sixth day after the Closing Date, you shall provide the Company with a certificate, substantially in the form of Exhibit E attached hereto, setting forth (i) in the case of each class of Certificates, (a) if less than 10% of the aggregate principal balance of such class of Certificates has been sold to the public as of such date, the value calculated pursuant to clause (b)(iii) of Exhibit E hereto, or, (b) if __% or more of such class of Certificates has been sold to the public as of such date but no single price is paid for at least __% of the aggregate principal balance of such class of Certificates, then the weighted average price at which the Certificates of such class were sold expressed as a percentage of the principal balance of such class of Certificates sold, or (c) the first single price at which at least __% of the aggregate principal balance of such class of Certificates was sold to the public, (ii) the prepayment assumption used in pricing each class of Certificates, and (iii) such other information as to matters of fact as the Company may reasonably request to enable it to comply with its reporting requirements with respect to each class of Certificates to the extent such information can in the good faith judgment of the Underwriter be determined by it.

     5.   AGREEMENTS. The Company agrees with you that:

          5.1 Before amending or supplementing the Registration Statement or the Prospectus with respect to the Certificates, the Company will furnish you with a copy of each such proposed amendment or supplement.

          5.2 The Company will cause the Prospectus Supplement to be transmitted to the Commission for filing pursuant to Rule 424(b) under the Act by means reasonably calculated to result in filing with the Commission pursuant to said rule.

          5.3 If, during the period after the first date of the public offering of the Certificates in which a prospectus relating to the Certificates is required to be delivered under the Act, any event occurs as a result of which it is necessary to amend or supplement the Prospectus, as then amended or supplemented, in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Act or the 1933 Act Regulations, the Company promptly will prepare and furnish, at its own expense, to you, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.


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

          5.4 The Company will furnish to you, without charge, a copy of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an underwriter or dealer may be required by the Act, as many copies of the Prospectus, any documents incorporated by reference therein and any amendments and supplements thereto as you may reasonably request.

          5.5 The Company agrees, so long as the Certificates shall be outstanding, or until such time as you shall cease to maintain a secondary market in the Certificates, whichever first occurs, to deliver to you the annual statement as to compliance delivered to the Trustee pursuant to Section 3.18 of the Pooling and Servicing Agreement and the annual statement of a firm of independent public accountants furnished to the Trustee pursuant to Section 3.19 of the Pooling and Servicing Agreement, as soon as such statements are furnished to the Company.

          5.6 The Company will endeavor to arrange for the qualification of the Certificates for sale under the laws of such jurisdictions as you may reasonably designate and will maintain such qualification in effect so long as required for the initial distribution of the Certificates; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

          5.7 If the transactions contemplated by this Agreement are consummated, the Company will pay or cause to be paid all expenses incident to the performance of the obligations of the Company under this Agreement, and will reimburse you for any reasonable expenses (including reasonable fees and disbursements of counsel) reasonably incurred by you in connection with qualification of the Certificates for sale and determination of their eligibility for investment under the laws of such jurisdictions as you have reasonably requested pursuant to Section 5.6 above and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Certificates, and for expenses incurred in distributing the Prospectus (including any amendments and supplements thereto) to the Underwriter. Except as herein provided, you shall be responsible for paying all costs and expenses incurred by you, including the fees and disbursements of your counsel, in connection with the purchase and sale of the Certificates.

          5.8 If, during the period after the Closing Date in which a prospectus relating to the Certificates is required to be delivered under the Act, the Company receives notice that a stop order suspending the effectiveness of the Registration Statement or preventing the offer and sale of the Certificates is in effect, the Company will advise you of the issuance of such stop order.

          5.9 The Company shall file the Computational Materials and ABS Term Sheets (if any) provided to it by the Underwriter under Section 4.2(d) with the Commission pursuant to a Current Report on Form 8-K by ___________ on the morning the Prospectus is delivered to the Underwriter or, in the case of any Collateral Term Sheet required to be filed prior to such date, by ____________ on the second business day following the first day on which such Collateral Term Sheet has been sent to a prospective investor; provided, however, that prior to such filing of the Computational Materials and ABS Term Sheets (other than any Collateral Term Sheets that are not based on the Pool Information) by the Company, the Underwriter must comply with its obligations pursuant to Section 4.2 and the Company must receive a letter from _______________, certified public accountants, satisfactory in form and substance to the Company and its counsel, to the effect that such accountants have performed certain specified procedures, all of which have been agreed to by the Company, as a result of which they determined that all information that is included in the Computational Materials (if any) provided by the Underwriter to the Company for filing on Form 8-K, as provided in Section
4.2 and this Section 5.9, is accurate without exception. The foregoing letter shall be at the sole expense of the Underwriter. The Company shall file any corrected Computational Materials described in Section 4.2(f) as soon as practicable following receipt thereof. The Company also will file with the Commission within fifteen days of the issuance of the Certificates a Current Report on Form 8-K (for purposes of filing the Pooling and Servicing Agreement).

     6. CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITER. The Underwriter's obligation to purchase the Certificates shall be subject to the following conditions:

          6.1 No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for that purpose shall be pending or, to the knowledge of the Company, threatened by the Commission; and the Prospectus Supplement shall have been filed or transmitted for filing, by means reasonably calculated to result in a filing with the Commission pursuant to Rule 424(b) under the Act.

          6.2 Since _________ 1, ____ there shall have been no material adverse change (not in the ordinary course of business) in the condition of the Company.

          6.3 The Company shall have delivered to you a certificate, dated the Closing Date, of the President, a Senior Vice President or a Vice President of the Company to the effect that the signer of such certificate has examined this Agreement, the Prospectus, the Pooling and Servicing Agreement and various other closing documents, and that, to the best of his or her knowledge after reasonable investigation:

               (a) the representations and warranties of the Company in this Agreement and in the Pooling and Servicing Agreement are true and correct in all material respects; and

               (b) the Company has, in all material respects, complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

          6.4 You shall have received the opinions of Orrick, Herrington & Sutcliffe LLP, counsel for the Company, dated the Closing Date and substantially to the effect set forth in Exhibit A, and the opinion of [Name of Counsel to Master Servicer], dated the Closing Date and substantially to the effect set forth in Exhibit B.

          6.5 You shall have received from [Name of Counsel to Underwriter], counsel for the Underwriter, an opinion dated the Closing Date in form and substance satisfactory to the Underwriter.

          6.6 The Underwriter shall have received from [Name of Company's Accountant], certified public accountants, a letter dated the date hereof and satisfactory in form and substance to the Underwriter and the Underwriter's counsel, to the effect that they have performed certain specified procedures, all of which have been agreed to by the Underwriter, as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Prospectus Supplement under the captions "Description of the Mortgage Pool", "Pooling and Servicing Agreement", "Description of the Certificates" and "Certain Yield and Prepayment Considerations" agrees with the records of the Company excluding any questions of legal interpretation.

          6.7 The Certificates shall have been rated "[AAA]" by [Standard & Poor's] and [Fitch Ratings].

          6.8 You shall have received the opinion of [Name of Trustee's Counsel], dated the Closing Date, substantially to the effect set forth in Exhibit C.

          6.9 You shall have received from Orrick, Herrington & Sutcliffe LLP, counsel to the Company, reliance letters with respect to any opinions delivered to [Standard & Poor's] and [Fitch Ratings].

The Company will furnish you with conformed copies of the above opinions, certificates, letters and documents as you reasonably request.

     7. INDEMNIFICATION AND CONTRIBUTION.

          7.1 The Company agrees to indemnify and hold harmless you and your officers and directors, and each person, if any, who controls you within the meaning of Section 15 of the Act (a "Controlling Person"), against any losses, claims, damages, liabilities or expenses (including the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith, except as otherwise provided herein), joint or several (each, a "Claim"), which may be based upon the Act, or any other statute or at common law, on the ground or alleged ground that the Registration Statement, as from time to time amended or supplemented (including, without limitation, any information incorporated by reference therein), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus, as from time to time amended or supplemented (including, without limitation, any information incorporated by reference therein), included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, unless [(i) such statement or omission concerned the Indemnified Certificates in connection with a Claim arising out of a demand, action or threatened action by or on behalf of one or more persons who were neither (x) "qualified institutional buyers" as defined in Rule 144A adopted by the Commission pursuant to the Act nor (y) "accredited investors" as defined in Rule 501(a)(1)-(4) adopted by the Commission pursuant to the Act (each such person, a "Retail Investor") or (ii)] such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company by you or any of your affiliates, or information electronically transmitted to the Company by you or any of your affiliates, specifically for use in the preparation thereof (including, without limitation, any information in any Computational Materials or ABS Term Sheets, but excluding Company Provided Information and any untrue statement of material fact in any Computational Materials or ABS Term Sheets resulting from an untrue statement in the Company Provided Information, required to be provided by you pursuant to Section [4.2] hereof); provided that in no case is the Company to be liable with respect to any Claims made against you or any Controlling Person unless you or Controlling Person shall have notified the Company in writing, giving notice of the nature of the Claim, within a reasonable time after service of a summons or other first legal process that shall have been served upon you or Controlling Person, but failure to notify the Company of any such Claim shall not relieve the Company from any liability which it may have to you or Controlling Person, except to the extent it has been materially prejudiced by such failure and provided further that the failure to notify the Company of such Claim shall not relieve it from any liability which it may have to you or Controlling Person otherwise than on account of the indemnity agreement contained in this paragraph. The Company will be entitled to participate at its own expense in the defense, or, if the Company so elects, to assume the defense of any suit brought to enforce any such liability, but, if the Company elects to assume the defense, such defense shall be conducted by counsel chosen by it. In the event the Company elects to assume the defense of any such suit and retain such counsel, you or Controlling Person or persons, defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) the Company and you or Controlling Person shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and you or Controlling Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Company shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one counsel for you and Controlling Persons requesting indemnification and that all such fees and expenses shall be reimbursed as they are incurred. The Company shall not be liable to indemnify any person for any settlement of any Claim effected without the Company's consent, which consent shall not be unreasonably withheld. The Company shall not, without your prior written consent or the prior written consent of Controlling Person (as applicable), which consent will not be unreasonably withheld, effect any settlement of any pending or threatened proceeding in respect of which you or Controlling Person is or could have been a party and indemnity is or could have been sought hereunder by you or Controlling Person unless such settlement includes an unconditional release of you or Controlling Person from all liability on claims that are the subject matter of such proceeding. This indemnity agreement will be in addition to any liability which the Company might otherwise have. [The foregoing indemnity by the Company to you and your Controlling Persons shall apply to any untrue statement of a material fact or omission of a material fact in the Prospectus Supplement or Computational Materials or ABS Term Sheets relating to information regarding the Covered Mortgage Loans including any such information which was based on information received by the Company from you or any of your affiliates which, in turn, was received by you or any of your affiliates from the Seller, unless such information was modified by you or any of your affiliates without the express written consent of the Company and such modification resulted in such material misstatement or material omission contained in the Prospectus Supplement, Computational Materials or ABS Term Sheets.]

          7.2 You agreee to indemnify and hold harmless the Company, each of its directors, each of its officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act ("Company Controlling Person") against any Claim which may be based upon the Act, or any other statute or at common law, on the ground or alleged ground that the Registration Statement, as from time to time amended or supplemented (including, without limitation, any information incorporated by reference therein), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus, as from time to time amended or supplemented (including, without limitation, any information incorporated by reference therein), included any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only insofar as [(i) any such statement or omission concerned the Indemnified Certificates in connection with a Claim arising out of a demand, action or threatened action by or on behalf of one or more Retail Investors or (ii)] any such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company by you or any of your affiliates, or information electronically transmitted to the Company by you or any of your affiliates, specifically for use in the preparation thereof (including, without limitation, any Computational Materials or ABS Term Sheets, but excluding Company Provided Information and any untrue statement of a material fact in any Computational Materials or ABS Term Sheets resulting from an untrue statement in the Company Provided Information, required to be provided by you pursuant to Section [4.2] hereof); provided, however, that in no case are you to be liable with respect to any claims made against the Company or any such person against whom the action is brought unless the Company or such person shall have notified you in writing, giving notice of the nature of the claim, within a reasonable time after service of a summons or other first legal process that shall have been served upon the Company or any such person, but failure to notify you of such Claim shall not relieve you from any liability which you may have to the Company or any such person, except to the extent that you have been materially prejudiced by such failure and provided further that the failure to notify you of such Claim shall not relieve it from any liability which it may have to the Company or Controlling Person otherwise than on account of their indemnity agreement contained in this paragraph. You shall be entitled to participate at its own expense in the defense, or, if they so elect, to assume the defense of any suit brought to enforce any such liability, but, if you elects to assume the defense, such defense shall be conducted by counsel chosen by you. In the event that you elect to assume the defense of any such suit and retain such counsel, the Company, said officers and directors or any Company Controlling Person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, respectively unless (i) the Company, said officers and directors or any Company Controlling Person or persons and you or Controlling Person shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company, said officers and directors or any Company Controlling Person or persons and you or Controlling Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that you or Controlling Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one counsel for the Company, said officers and directors or any Company Controlling Person or persons requesting indemnification and that all such fees and expenses shall be reimbursed as they are incurred. You shall not be liable to indemnify any person for any settlement of any such Claim effected without your consent, which consent shall not be unreasonably withheld. You shall not, without the prior written consent of the Company, said officers and directors or any Company Controlling Person or persons, effect any settlement of any pending or threatened proceeding in respect of which the Company, said officers and directors or any Company Controlling Person or persons is or could have been a party and indemnity is or could have been sought hereunder by the Company, said officers and directors or any Company Controlling Person or persons unless such settlement includes an unconditional release of the Company, said officers and directors or any Company Controlling Person or persons from all liability on Claims that are the subject matter of such proceeding. This indemnity agreement will be in addition to any liability which you might otherwise have. [With respect to any information regarding the Covered Mortgage Loans provided by you or any of its affiliates to the Company which was received by you or any of its affiliates from the Seller, the foregoing indemnity by you to the Company shall only apply to any untrue statement of a material fact or omission of a material fact in the Prospectus Supplement, Computational Materials or ABS Term Sheets to the extent such information was modified by you or any of your affiliates without the express written consent of the Company and such modification resulted in such material misstatement or material omission.]

          7.3 If the indemnification provided for in Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any Claims (or actions in respect thereof) referred to herein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such Claims (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits, as defined below, received by the Company on the one hand and the Underwriter on the other from the offering of the Certificates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and you on the other in connection with the statements or omissions which resulted in such Claims (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and you agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. The amount paid or payable by an indemnified party as a result of the Claims (or actions in respect thereof) referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim. Notwithstanding the provisions of this Section 7.3 you shall not be required to contribute any amount in excess of the amount by which the total price at which the Certificates underwritten by it and distributed to the public were offered to the public exceeds the amount of damages which you would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     8. TERMINATION. This Agreement shall be subject to termination by notice given to the Company, if the sale of the Certificates provided for herein is not consummated because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform their respective obligations under this Agreement. If you terminate this Agreement in accordance with this Section 8, the Company will reimburse you for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by the Underwriter in connection with the proposed purchase and sale of the Certificates.

     9. CERTAIN REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of the Company or the officers of the Company, and you set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by you or on your behalf or made by or on behalf of the Company or any of its officers, directors or controlling persons, and will survive delivery of and payment for the Certificates.

     10. NOTICES. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriter will be mailed, delivered or telegraphed and confirmed to you at ____________________________________________
____________________________, Attention: ____________________________ or if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Long Beach Securities Corp., ____________________.

     11. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and their successors and assigns, and no other person will have any right or obligation hereunder.

     12. APPLICABLE LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

     13. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and you.

                                                 Very truly yours,

                                                 LONG BEACH SECURITIES CORP.


                                                 By:____________________________
                                                 Name:
                                                 Title:

The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.


___________________________________


By:________________________________
Name:
Title:

                                   EXHIBIT A-1

                   [ORRICK, HERRINGTON & SUTCLIFFE LETTERHEAD]

                           ___________________, 200__

To the persons listed
on Schedule A hereto

          Re:  Long Beach Securities Corp.
               Mortgage Pass-Through Certificates,Series [________]

Ladies and Gentlemen:

          We have acted as special counsel to Long Beach Securities Corp. (the "Company") in connection with the issuance and sale by the Company of Long Beach Securities Corp. Mortgage Pass-Through Certificates, Series [______] (the "Certificates") pursuant to the Pooling and Servicing Agreement, dated as of _______________________ (the "Pooling and Servicing Agreement"), among the Company, [Name of Master Servicer], as master servicer (the "Master Servicer"), and [Name of Trustee], as trustee (the "Trustee"). The Certificates consist of _____________ classes designated as Class A-[__], Class R-I and Class R-II (collectively, the "Senior Certificates"); and _________ classes designated as Class M-[___], (collectively, the "Class M Certificates") and Class B-[__] (collectively, the "Class B Certificates"). Only the Senior Certificates and the Class M (the "Offered Certificates") are offered pursuant to the Prospectus.

          The Certificates will evidence the entire undivided interest in a trust fund (the "Trust Fund") consisting primarily of a pool of conventional, fixed rate, one- to four-family first mortgage loans (the "Mortgage Loans") held by [Name of Custodian], as custodian (the "Custodian"), pursuant to a Custodial Agreement, dated as of _____________________, among the Servicer, the Custodian and the Trustee (the "Custodial Agreement"). The Offered Certificates are included in a Registration Statement on Form S-3 (File No. 333-_______) filed by the Company with the Securities and Exchange Commission (the "Commission") on _________________ and declared effective on _______________ (as amended as of the date hereof, the "Registration Statement"), and were offered by the prospectus dated ______________, as supplemented by the prospectus supplement dated _____________ (collectively, the "Prospectus"), filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the "Act").

          The Company acquired the Mortgage Loans from ___________________ pursuant to a Mortgage Loan Purchase Agreement, dated as of ____________________________ (the "Mortgage Loan Purchase Agreement"), in exchange for immediately available funds, the Class M Certificates, the Class B Certificates and de minimis portions of each of the Class R-I Certificates and the Class R-II Certificates. The Company will


                                     A-1-1

Long Beach Securities Corp.
[Underwriter]
[Name of Master Servicer]
[Trustee]

_______________ __, ____
Page 2

sell to [Name of Underwriter]. ("Underwriter"), the Class A-[__], Class R-I and Class R-II Certificates (other than de minimis portions of each of the Class R-I Certificates and the Class R-II Certificates) (together, the "Underwritten Certificates") pursuant to an Underwriting Agreement, dated ________________________, among the Company and Underwriter (the "Underwriting Agreement"). The Pooling and Servicing Agreement, Custodial Agreement, Mortgage Loan Purchase Agreement and Underwriting Agreement are referred to herein collectively as the "Agreements." Capitalized terms used but not defined herein shall have the meanings set forth in the Agreements. This opinion letter is rendered pursuant to Section ___ of the Underwriting Agreement.

          In arriving at the opinions expressed below, we have examined and relied on the following documents:

          (a)  executed copies of the Agreements;

          (b)  the articles of incorporation and bylaws of the Company;

          (c) a good standing certificate from the Secretary of State of the State of Delaware concerning the Company;

          (d) resolutions adopted by the Board of Directors of the Company as of _____________________, authorizing, among other things, the issuance of series of certificates registered under the Registration Statement;

          (e) a Certificate of Secretary executed by the Secretary of the Company, certifying, among other things, as to the resolutions described in clause (d);

          (f)  the Registration Statement;

          (g)  the Prospectus;

          (h)  the forms of the Certificates; and

          (i) the documents delivered by the Company on the Closing Date pursuant to the Underwriting Agreement, the Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement.

          In addition, we have examined and relied, as to factual matters, on the representations of the Company, Master Servicer and Underwriter in the Agreements and on originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company, Master Servicer, Underwriter and the Trustee, and

Long Beach Securities Corp.
[Underwriter]
[Name of Master Servicer]
[Trustee]

_______________ __, ____
Page 3

we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

          Based upon such examination and having regard for legal considerations which we deem relevant, we are of the following opinions:

          1. The Registration Statement has become effective under the Act, and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and not withdrawn, and no proceedings for that purpose have been instituted or threatened under Section 8(d) of the Act.

          2. The Registration Statement, as of the date it became effective, and the Prospectus, as of the date of the Prospectus Supplement, other than any financial or statistical information or Computational Materials or ABS Term Sheets contained therein as to which we express no opinion, complied as to form in all material respects with the requirements of the Act and the applicable rules and regulations thereunder.

          3. To our knowledge, there are no material contracts, indentures, or other documents (not including Computational Materials and ABS Term Sheets) of a character required to be described or referred to in either the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed as exhibits thereto.

          4. The Certificates, when duly and validly executed and authenticated in accordance with the Pooling and Servicing Agreement and paid for and delivered in accordance with the Underwriting Agreement or the Mortgage Loan Purchase Agreement, as the case may be, will be entitled to the benefits of the Pooling and Servicing Agreement.

          5. The statements set forth in the Prospectus under the heading "Description of the Certificates," insofar as such statements purport to summarize certain provisions of the Certificates and the Pooling and Servicing Agreement, are correct in all material respects. The statements set forth in the Basic Prospectus under the headings "Material Federal Income Tax Consequences" and "ERISA Considerations" and in the Prospectus Supplement under the headings "Material Federal Income Tax Consequences" and "ERISA Considerations," to the extent that they constitute matters of federal law or legal conclusions with respect thereto, are correct in all material respects.

          6. The Senior Certificates and Class M-[___] Certificates will be "mortgage related securities," as defined in Section 3(a)(41) of the Securities Exchange Act of 1934, as amended, so long as such Certificates are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

Long Beach Securities Crop.
[Underwriter]
[Name of Master Servicer]
[Trustee]

______________  __,_______
Page 4

          7. The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, and the Trust Fund created by the Pooling and Servicing Agreement is not required to be registered under the Investment Company Act of 1940, as amended.

          8. No consent, approval, authorization or order of any federal or State of New York court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by the terms of the Agreements, except (a) such as have been obtained under the Act and (b) such as may be required under the blue sky laws of any jurisdiction in connection with the offer and sale of the Certificates, as to which we express no opinion.

          9. The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, and has the requisite power and authority, corporate or other, to own its own properties and conduct its own business, as presently conducted by it, and to enter into and perform its obligations under the Agreements.

          10. Each of the Agreements to which the Company is a party has been duly and validly authorized, executed and delivered by the Company.

          11. The consummation of the transactions contemplated by, and the performance by the Company of any other of the terms of, any of the Agreements to which it is a party will not result in a breach of any term or provision of the articles of incorporation or bylaws of the Company or any State of New York or federal statute or regulation, to our knowledge, result in a breach, violation or acceleration of, or constitute a default under, the terms of any indenture or other material agreement or instrument to which the Company is a party or by which it is bound or any order or regulation of the State of New York or federal court, regulatory body, administrative agency or governmental body having jurisdiction over the Company.

          12. Each of the Agreements to which the Company is a party constitutes a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms.

          13. Assuming compliance with all provisions of the Pooling and Servicing Agreement, under existing law, (a) REMIC I and REMIC II (as such terms are defined in the Pooling and Servicing Agreement) will be treated as "real estate mortgage investment conduits" ("REMICs") as defined by Section 860D of the Internal Revenue Code of 1986 (the "Code"), (b) each of the Class A-[__], Class M-[__], Class B-[__] Certificates will be treated as (or will be comprised of) "regular interests" in REMIC II as the term "regular interest" is defined in the Code, and (c) the Class R-I Certificates will be treated as the sole class of "residual interests" in REMIC I and the Class R-II Certificates will be treated as the sole class of "residual interests" in

Long Beach Securities Crop.
[Underwriter]
[Name of Master Servicer]
[Trustee]

______________  __,_______
Page 5

REMIC II, as the term "residual interest" is defined in the Code. However, continuation of the status of REMIC I and REMIC II as REMICs may entail compliance with statutory changes in the future and with regulations not yet issued.

          We have participated in conferences with your representatives concerning the Registration Statement and the Prospectus and have considered the matters required to be stated therein and the statements contained therein, although we have not independently verified the accuracy, completeness or fairness of such statements (except as described in paragraph 5 above). Based upon and subject to the foregoing, nothing has come to our attention to cause us to believe that the Registration Statement (excluding any exhibits filed therewith), as of the date it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the date of the Prospectus Supplement or as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that we have not been requested to and we do not make any comment in this paragraph with respect to the financial statements, schedules and other financial and statistical information contained in or incorporated by reference into the Registration Statement or the Prospectus or any Computational Materials or ABS Term Sheets or any information contained in the Prospectus Supplement under the heading "The Credit Enhancer").

          With your permission we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, factual matters, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; and (d) except as specifically covered in the opinions set forth above, the due authorization, execution and delivery on behalf of the respective parties thereto of documents referred to herein and the legal, valid and binding effect thereof on such parties.

          Whenever a statement herein is qualified by the phrase "to our knowledge" or "to our attention," it is intended to indicate that, during the course of our representation of the Company, no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of those attorneys currently in this firm who have rendered legal services in connection with the Certificates. However, we have not undertaken any independent investigation to determine the accuracy of any such statement, and any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation; no inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Company.

Long Beach Securities Crop.
[Underwriter]
[Name of Master Servicer]
[Trustee]

______________  __,_______
Page 6

          Our opinion that any document is valid, legal and binding or enforceable in accordance with its terms is subject to: (1) limitations imposed by bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other laws relating to or affecting the enforcement of creditors' rights generally; (2) general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law; and (3) rights to indemnification which may be limited by applicable law or equitable principles or otherwise unenforceable as against public policy.

          With respect to our opinion set forth in paragraph 2, in passing on the form of Registration Statement and the Prospectus, we have necessarily assumed the correctness and completeness of the statements made therein.

          We express no opinion as to matters of law other than the law of the State of New York and the United States of America, except to the extent necessary to render the opinions in paragraphs 9 and 10 above with respect to Delaware corporate law. As you know, we are not licensed to practice law in the State of Delaware, and our opinions with respect to Delaware corporate law are based solely on a review of a standard compilation of the Delaware General Corporation Law.

          This opinion letter is solely for your benefit and may not be relied upon or used by, circulated, quoted or referred to, nor may copies hereof be delivered to, any other person without our prior written approval. We disclaim any obligation to update this opinion letter for events occurring or coming to our attention after the date hereof.

                                              Very truly yours,


                                              ORRICK, HERRINGTON & SUTCLIFFE LLP

                                   EXHIBIT B

                    [COUNSEL TO MASTER SERVICER LETTERHEAD]

                                                          ________________,_____

[Name of Trustee]

_____________________

_____________________

_____________________

[Name of Underwriter]

_____________________

_____________________

_____________________

          Long Beach Securities Corp.
          [__] Mortgage Pass-Through Certificates, Series -

Ladies and Gentlemen:

          We have acted as counsel to Long Beach Securities Corp. (the "Company") and [Name of Master Servicer] (the "Master Servicer") in connection with the issuance and sale by the Company of [__] Mortgage Pass-Through Certificates, Series ____- ____ (the "Certificates"), pursuant to the Pooling and Servicing Agreement, dated as of _______________ 1, ____ (the "Pooling and Servicing Agreement"), among the Company, the Master Servicer and ___________________, as trustee (the "Trustee"). The Certificates consist of
____________ classes designated as Class A and Class R (collectively, the "Senior Certificates") and ____________ classes of subordinated certificates designated as Class M and Class B. Only the Senior Certificates and the Class M Certificates (collectively, the "Offered Certificates") are being offered under the Prospectus, ________, and the Prospectus Supplement, the Prospectus Supplement together with the Prospectus, the "Prospectus")

          The Senior Certificates in the aggregate and the Class M Certificates will evidence initial undivided ownership interests, in a trust fund (the "Trust Fund") consisting

[Name of Trustee]
[Name of Underwriter]

____________ ___,____
Page 2

primarily of a pool of one- to four-family first mortgage loans (the "Mortgage Loans") held by ______________________________ ______________, as custodian (the
"Custodian"), pursuant to the Custodial Agreement, dated as of _______________ 1, ____, among the Company, the Master Servicer, the Custodian and the Trustee (the "Custodial Agreement"). ____________________________________ (the
"Purchaser") acquired the Mortgage Loans through its mortgage loan purchase program from various seller/servicers. The Purchaser transferred the Mortgage Loans to the Company pursuant to the Assignment and Assumption Agreement, dated _________ __, ____ (the "Assignment and Assumption Agreement"), in exchange for immediately available funds, and the Class M and Class B Certificates. The Company will sell the Class A and the Class R Certificates other than a de minimis portion thereof (the "Underwritten Certificates") to _______________________ (the "Underwriter"), pursuant to the Underwriting Agreement, dated _____________ __, ____, between the Company and the Underwriter (the "Underwriting Agreement"; the Pooling and Servicing Agreement, the Custodial Agreement, the Underwriting Agreement and the Assignment and Assumption Agreement, collectively, the "Agreements"). Capitalized terms not defined herein have the meanings ascribed to them in the Agreements. This opinion letter is rendered pursuant to Section 6.4 of the Underwriting Agreement.

          Based upon and stated in the foregoing, we are of the opinion that:

          1. The Company and the Master Servicer are duly incorporated and are validly existing as corporations in good standing under the laws of the State of Delaware and the State of __________, respectively, and each has the requisite power and authority, corporate or other, to own its properties and conduct its business, as presently conducted by it, and to enter into and perform its obligations under the Agreements.

          2. Each of the Agreements has been duly and validly authorized, executed and delivered by the Company and the Master Servicer and, upon due authorization, execution and delivery by other parties thereto, will constitute the valid, legal and binding agreements of the Company and the Master Servicer, enforceable against the Company and the Master Servicer in accordance with its terms.

          3. No consent, approval, authorization or order of the State of __________ or federal court or governmental agency or body is required for the consummation by the Company or the Master Servicer of the transactions contemplated by the terms of the Agreements, except for those consents, approvals,authorizations or orders which previously have been obtained.

          4. Neither the sale, issuance and delivery of the Underwritten Certificates as provided in the Agreements, nor the consummation of any other of the transactions contemplated by, or the fulfillment of any other of the terms of, the Agreements, will result in a breach of any term or provision of the charter or bylaws of the Company or the Master Servicer or any State of Minnesota or federal statute or regulation or conflict with, result in a breach, violation or acceleration of or constitute a default under the terms of any indenture or other material agreement or instrument to which the Company or the Master Servicer is a party or by which it is bound or any order or regulation of any State of Minnesota or federal court, regulatory body,

[Name of Trustee]
[Name of Underwriter]

____________ ___,____
Page 3

administrative agency or governmental body having jurisdiction over the Company or the Master Servicer.

                                            Very truly yours,


                                            [NAME OF COUNSEL TO MASTER SERVICER]

                                    EXHIBIT C

                        [TRUSTEE'S COUNSEL'S LETTERHEAD]

                                                       _________________,_______

[Name of Underwriter]                       [Name of Master Servicer]

_____________________                       _________________________

_____________________                       _________________________

_____________________                       _________________________

Long Beach Securities Corp.                 Trustee
1100 Town and Country Road
Orange, California 92868                    _________________________

                                            _________________________

                                            _________________________

          Re:  Long Beach Securities Corp.
               [__] Mortgage Pass-Through Certificates, Series -

Ladies and Gentlemen:

          In connection with the issuance of the above-referenced Certificates pursuant to the Pooling and Servicing Agreement, dated as of ____________ 1, _____ (the "Pooling and Servicing Agreement"), among Long Beach Securities Corp., as Company, [Name of Master Servicer], as Master Servicer and _____________________, as Trustee (the "Trustee"), we have been asked to furnish this opinion. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Pooling and Servicing Agreement.

          In arriving at the opinions expressed below, we have examined and relied upon the originals or copies, certified or otherwise identified to our satisfaction, of the Pooling and Servicing Agreement and of such documents, instruments and certificates, and we have made such investigations of law, as we have deemed appropriate as the basis for the opinions expressed below. We have assumed but have not verified that the signatures on all documents that we have examined are genuine and that each person signing each such document was duly authorized to sign such document on behalf of the person or entity purported to be bound thereby.

[Name of Trustee]
[Name of Underwriter]

_____________ ___,___
Page 2

          Based on the foregoing, we are of the opinion that:

          1. The Trustee has full corporate power and authority to execute and deliver the Pooling and Servicing Agreement, the Custodial Agreement and the Certificates and to perform its obligations under the Pooling and Servicing Agreement and the Custodial Agreement.

          2. Each of the Pooling and Servicing Agreement and the Custodial Agreement has been duly authorized, executed and delivered by the Trustee, and the Trustee has duly executed and delivered the Certificates as provided in the Pooling and Servicing Agreement.

          3. The Pooling and Servicing Agreement is a legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, receivership and similar laws affecting the rights of creditors generally, and subject, as to enforceability, to general principles of equity, regardless of whether such enforcement is considered in a proceeding at law or in equity.

          4. In the event that the Master Servicer defaults in its obligation to make Advances pursuant to Section [4.03(b)] of the Pooling and Servicing Agreement, the Trustee is not, as of the date hereof, prohibited by any provision of its Restated Organization Certificate or By-Laws or by any provision of the banking and trust laws of the State of New York from assuming, pursuant to Section [7.02] of the Pooling and Servicing Agreement, the obligation to make such Advances.

          We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York.

          We are furnishing this opinion to you solely for your benefit. This opinion may not be used, circulated, quoted or otherwise referred to for any other purpose.

                                                    Very truly yours,


                                                    [NAME OF COUNSEL TO TRUSTEE]

                                    EXHIBIT D

                             Underwriter Information

                                    EXHIBIT E

                                                           _______________,_____

Long Beach Securities Corp.
1100 Town and Country Road
Orange, California 92868

          Re:  Long Beach Securities Corp.
               [__] Mortgage Pass-Through Certificates,
               Series -    , Class A and Class R

          Pursuant to Section 4.3 of the Underwriting Agreement, dated _______________, ____, between Long Beach Securities Corp. and [Name of Underwriter] (the "Underwriter") relating to the Certificates referenced above (the "Underwriting Agreement"), the undersigned does hereby certify that:

          (a) The prepayment assumption used in pricing the Certificates was ______% SPA.

          (b) Set forth below is (i), the first price, as a percentage of the principal balance of each class of Certificates, at which 10% of the aggregate principal balance of each such class of Certificates was sold to the public at a single price, if applicable, or (ii) if more than 10% of a class of Certificates have been sold to the public but no single price is paid for at least 10% of the aggregate principal balance of such class of Certificates, then the weighted average price at which the Certificates of such class were sold expressed as a percentage of the principal balance of such class of Certificates, or (iii) if less than 10% of the aggregate principal balance of a class of Certificates has been sold to the public, the purchase price for each such class of Certificates paid by the Underwriter expressed as a percentage of the principal balance of such class of Certificates calculated by: (1) estimating the fair market value of each such class of Certificates as of __________________, _____; (2) adding such estimated fair market value to the aggregate purchase price of each class of Certificates described in clause (i) or (ii) above; (3) dividing each of the fair market values determined in clause (1) by the sum obtained in clause (2);
(4) multiplying the quotient obtained for each class of Certificates in clause
(3) by the purchase price paid by the Underwriter for all the Certificates; and
(5) for each class of Certificates, dividing the product obtained from such class of Certificates in clause (4) by the original principal balance of such class of Certificates:

Long Beach Securities Crop.

_______________ ______,____
Page 2

          Class A: __________________

          Class R: __________________

          [* less than 10% has been sold to the public]

The prices set forth above do not include accrued interest with respect to periods before closing.

                                                    [NAME OF UNDERWRITER]


                                                    By:_________________________

                                                    Name:_______________________

                                                    Title:______________________

                                    EXHIBIT G

                                [Form of Legend]


                                      F-1